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                                                                Exhibit 99.B4(b)

                        TAX-EXEMPT NEW YORK MONEY MARKET FUND

                           WRITTEN INSTRUMENT AMENDING THE
                          AGREEMENT AND DECLARATION OF TRUST
                          ----------------------------------


               The undersigned, being a majority of the trustees of Tax-

          Exempt New York Money Market Fund (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated

          March 2, 1990, as amended (the "Declaration of Trust"), pursuant to Section 1 of Article III of the Declaration of Trust do hereby establish and designate a second, third and fourth series of shares of the Trust to be known as the "Investors Florida

          Municipal Cash Fund," the "Investors New Jersey Municipal Cash

          Fund," and the "Investors Pennsylvania Municipal Cash Fund,"

          respectively.  The relative rights and preferences of such series shall be as set forth in the Declaration of Trust.  This

          instrument shall constitute an amendment to the Declaration of

          Trust.

               IN WITNESS WHEREOF, the undersigned have this 19th day of

          May, 1997 signed these presents.


                                        /s/ Stephen B. Timbers
                                        ----------------------------------
                                        Stephen B. Timbers, Trustee
                                        210 South Green Bay Road
                                        Lake Forest, Illinois  60045

                                        (Signatures continue)

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                                        /s/ David W. Belin
                                        -----------------------------------
                                        David W. Belin, Trustee
                                        1705 Plaza Circle
                                        Des Moines, Iowa  50322

                                        /s/ Lewis A. Burnham
                                        -----------------------------------
                                        Lewis A. Burnham, Trustee
                                        16410 Avila Boulevard
                                        Tampa, Florida  33613

                                        /s/ Donald L. Dunaway
                                        -----------------------------------
                                        Donald L. Dunaway, Trustee
                                        7515 Pelican Bay Boulevard, #903
                                        Naples, Florida  34108

                                        /s/ Robert B. Hoffman
                                        -----------------------------------
                                        Robert B. Hoffman, Trustee
                                        10045 Litzsinger Road
                                        St. Louis, MO  63124-1131

                                        /s/ Donald R. Jones
                                        -----------------------------------
                                        Donald R. Jones, Trustee
                                        1776 Beaver Pond Road
                                        Inverness, Illinois  60067

                                        /s/ Dominique P. Morax
                                        -----------------------------------
                                        Dominique P. Morax, Trustee
                                        Vordere Dorfstrasse 13
                                        8803 Ruschlikon
                                        Switzerland

                                        /s/ Shirley D. Peterson
                                        -----------------------------------
                                        Shirley D. Peterson, Trustee
                                        401 Rosemont Avenue
                                        Frederick, MD  21701-8575

                                        /s/ William P. Sommers
                                        -----------------------------------
                                        William P. Sommers, Trustee
                                        255 Uplands Drive
                                        Hillsborough, California  94010


                                        -----------------------------------
                                        Stephen B. Timbers, Trustee
                                        210 South Green Bay Road
                                        Lake Forest, Illinois  60045